CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-114401 on Form S-6 of our report dated April 28, 2023, relating to the financial statements and financial highlights of each of the Sub-accounts of Talcott Resolution Life Insurance Company Separate Account Twelve, and to the references to us under the heading “Experts” that are included in the Prospectus dated May 1, 2023, which is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 21, 2023